Exhibit 23

We consent to the incorporation by reference in (i) the registration statements (No. 333-108214, No. 333-106403, No. 333-68598 and No. 333-95157) on Form S-8 of Camden National Corporation and (ii) the use in the Current Report of Form 8-K/A, dated as of January 3, 2008, of Camden National Corporation of our report dated March 29, 2007, relating to the consolidated balance sheets of Union Bankshares Company and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, which are incorporated by reference in such Form 8-K/A; and our report dated November 13, 2007, with respect to the interim consolidated financial information of Union Bankshares Company and Subsidiary as of September 30, 2007 and 2006, and for the three- and nine-month periods then ended, which are included as an exhibit to such Form 8-K/A.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
March 14, 2008